                                                                     EXHIBIT 3.2


                               State of Delaware

                        Office of the Secretary of State          PAGE 1

                        --------------------------------



      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SOLUTIONSAMERICA ON-LINE, INC.", CHANGING ITS NAME FROM "SOLUTIONSAMERICA ON-LINE, INC." TO "SOLUTIONSAMERICA, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF AUGUST, A.D. 1999, AT 9 O'CLOCK A.M.



              [SEAL OF OFFICE OF THE SECRETARY OF STATE, DELAWARE]


                                          /s/ EDWARD J. FREEL
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State


                                          AUTHENTICATION:     0049664

                                                    DATE:     10-27-99

                                   EXHIBIT A
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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SOLUTIONSAMERICA ON-LINE, INC.

     SolutionsAmerica On-Line, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), hereby certifies that the amendment set forth below to the Company's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

          Article FIRST is hereby amended to read in its entirety as follows:

          "FIRST: The name of the company is "SolutionsAmerica, Inc."

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 3rd day of August, 1999.

                                   SolutionsAmerica On-Line, Inc.

                                   By: /s/ FLOYD W. KEPHART
                                       ---------------------------------
                                       Floyd W. Kephart, President